AURELIO RESOURCE CORP.
Suite 1802, 888 Pacific Street
Vancouver, B.C. Canada
V6Z 2S6

EXHIBIT 10.4

July 21, 2006

TO:	Aurelio Resources Inc. 5554 S. Prince Street Suite 209 Littleton, CO USA Attention: Frederik Warnaars, President

Dear Sir:

RE: Mineral Property Acquisition

This letter sets out the terms of the amendments to our agreement (the “Agreement”) dated April 27, 2006 as amended June 9, 2006 (the “Amending Agreement #1”) and as further amended July 13, 2006 (the “Amending Agreement #2”), whereby we agreed to purchase all of the assets of Aurelio Resources Inc., other than other than Aurelio Resources Inc.’s one hundred percent undivided interest in 62 mining claims known as the “Austin Uranium Property, Nevada” and more particularly described as sixty-two contiguous unpatented mining claims (Austin #1 through Austin #62), each measuring 600 feet by 1,500 feet, staked in Sections 5,6,7,8,9,10 and 16, Township 18 North, Range 44 East, in the Reese River and Birch Mining Districts, Lander County, Nevada. In all respects the Agreement, the Amending Agreement #1 and the Amending Agreement #2 remain in full force and effect except as follows:

1. We will acquire all of the issued and outstanding shares of Aurelio Resources Inc. from those shareholders of Aurelio Resources Inc. listed on Schedule “A” to this letter agreement, as fully paid and non-assessable securities, in exchange for 10,000,000 shares of common stock of our company. Aurelio Resources Inc. will provide legal opinions satisfactory to our counsel (1) concerning Aurelio Resources Inc.’s 100% interest in 13 mining claims on a mineral property located in Hill Copper, Arizona, and (2) the option agreement between Minera Holmex and Aurelio Resources Inc., as assigned by Aurelio Resources Inc. to it subsidiary Minera Milenium S.A. de C.V. (“Minera Milenium”), a company incorporated under the laws of Mexico, pursuant to which Minera Milenium may earn a 100% undivided interest in the Gavilanes gold property, situated in the Tamazula District, Durango, Mexico, remains in good standing.

2. Closing of the transaction will occur on or about August 2, 2006, or such other date as we may agree.

Please sign this letter as your acknowledgement of your agreement with the above.

Aurelio Resource Corp.

Per:    _________________________________
          Authorized Signatory

Aurelio Resources Inc.

Per:   _________________________________
          Authorized Signatory